SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	March 13, 2008
W.W. Grainger, Inc.
(Exact Name of Registrant as Specified in its Charter)
Illinois
(State or Other Jurisdiction of Incorporation)
1-5684	36-1150280
(Commission File Number)	(I.R.S. Employer Identification No.)
100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)
(847) 535-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) As further described below, effective as of March 13, 2008, W.W. Grainger, Inc. (the “Company”) has elected Gregory S. Irving as the Principal Accounting Officer of the Company.

Gregory S. Irving, 49, was appointed the Company’s Vice President and Controller as of March 1, 2008. He is responsible for all of Grainger’s corporate accounting, financial reporting, financial systems, planning and analysis, and corporate tax activities.

Since September 2004, Mr. Irving served as Vice President, Finance, for Acklands – Grainger Inc., where he oversaw all of Acklands – Grainger’s finance function, including accounting, financial reporting, inventory and cost accounting, and financial planning and analysis. In 2002, Mr. Irving became Grainger’s Vice President, Financial Services, responsible for Customer Financial Services, Accounts Payable, Contract Administration and the Employee Systems groups. A certified public accountant, Mr. Irving joined Grainger in 1999 as Director of Internal Audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2008

W.W. GRAINGER, INC.

By:	/s/ John L. Howard
John L. Howard Senior Vice President and General Counsel

2